UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 19, 2016

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Discretionary 2016 Annual Incentive Bonus

At a meeting of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VirnetX Holding Corporation (the “Company”) held on December 19, 2016, the Compensation Committee reviewed the Company’s performance in 2016 and the contributions that Kendall Larsen, the Company's Chief Executive Officer, President and Chairman, and Richard Nance, the Company’s Chief Financial Officer, made to such performance.  Following this review, the Compensation Committee exercised its discretion in determining to pay Mr. Larsen 125% of his 2016 target bonus and to pay Mr. Nance 125% of his 2016 target bonus, in light of the Company’s overall performance for the year and their respective contributions in achieving this performance.  The 2016 target bonus for each of Messrs. Larsen and Nance previously approved by the Compensation Committee was equal to 62.5% of Mr. Larsen’s and Mr. Nance’s respective base salary.   Accordingly, the Compensation Committee determined to award Mr. Larsen a cash bonus for 2016 equal to $364,537.98 and Mr. Nance a cash bonus for 2016 equal to $46,910.30.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: January 6, 2017	By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer